EXHIBIT 24(a)



                                POWER OF ATTORNEY



The undersigned hereby authorizes and appoints John R. Gailey III as his or her attorney-in-fact to sign on his or her behalf and in his or her capacity as a director of West Pharmaceutical Services, Inc. (the "Company"), and to file, the Registration Statement on Form S-3 for the registration of the re-sale of up to 40,000 shares of the Company's Common Stock, par value $.25 per share, to be sold by The Herman O. West Foundation.


Date:    April 30, 2002                       /s/ TENLEY E. ALBRIGHT, M.D.
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                                              Tenley E. Albright, M.D.